UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2011

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2011, W&T Offshore, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, W&T Energy VI, LLC, and W&T Energy VII, LLC, as subsidiary guarantors, and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the issuance and sale of $600 million in aggregate principal amount of the Company’s 8.5% senior unsecured notes due 2019 (the “Senior Notes”). The Senior Notes will be issued at par for net proceeds, after estimated offering expenses, of approximately $594.1 million. The Senior Notes will be offered and sold to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will be resold to qualified institutional buyers in reliance on Rule 144A and Regulation S of the Securities Act. The closing of the issuance and sale of the Senior Notes is expected to occur on June 10, 2011, subject to customary closing conditions.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Item 8.01	Other Events.

On June 3, 2011, the Company issued a press release announcing that it had commenced a private placement of senior notes due 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Purchase Agreement dated June 3, 2011 by and among W&T Offshore, Inc., W&T Energy VI, LLC and W&T Energy VII, LLC, and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers named therein.

99.1	Press release dated June 3, 2011 announcing pricing of Senior Notes due 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: June 8, 2011	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer